UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2014

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  As previously announced, the retirement of Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (“WesBanco”) and WesBanco Bank, Inc. (the “Bank”) will become effective on April 30, 2014.  Mr. Limbert will remain a member of the Board of Directors of WesBanco and its Executive Committee.

(c)  On October 24, 2013, WesBanco announced that Todd F. Clossin would become President and Chief Executive Officer of WesBanco and the Bank following Mr. Limbert’s retirement.  Consistent with this announcement, on April 24, 2014, the WesBanco Board of Directors appointed Todd F. Clossin as President and Chief Executive Officer of WesBanco and the Bank, effective May 1, 2014.  In addition, as previously announced Mr. Clossin was also elected to the WesBanco Board of Directors at the WesBanco Annual Meeting of Stockholders held on April 16, 2014.  Mr. Clossin, age 52, most recently served as Executive Vice President and Chief Operating Officer of WesBanco and the Bank since November 4, 2013.  Prior to that, Mr. Clossin served as the Executive Vice President and Chief Administrative Officer of Fifth Third Bank, Cincinnati, Ohio from 2011 to 2013.  Mr. Clossin also served as President and Chief Executive Officer, Fifth Third Bank, Midwest and MidSouth Regions from 2010 to 2011, President and Chief Executive Officer, Fifth Third Bank, Midwest and Florida Regions from 2009 to 2010, President and Chief Executive Officer, Fifth Third Bank, Midwest Region from 2006 to 2009, President and Chief Executive Officer, Fifth Third Bank, North Ohio Region from 2005 to 2006 and President and Chief Executive Officer, Fifth Third Bank, Tennessee from 2002 to 2005.

There are no family relationships among Mr. Clossin and any of WesBanco’s directors or executive officers and, other than as set forth herein, there are no arrangements or understandings between Mr. Clossin and any other persons pursuant to which Mr. Clossin was appointed as an executive officer of WesBanco. There have been no transactions or proposed transactions regarding Mr. Clossin that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amended and Restated Employment Agreement

On April 24, 2014, Mr. Clossin entered into an amended and restated employment agreement with the Bank and WesBanco (the “Restated Agreement”), to amend the employment agreement dated November 4, 2013 (the “Original Agreement”), in connection with Mr. Clossin’s appointment as President and Chief Executive Officer of WesBanco and the Bank.  As provided in the Restated Agreement, Mr. Clossin’s base salary will be no less than $500,000 per year and he will be eligible to participate in WesBanco’s Key Executive Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”).  Under the Incentive Plan, Mr. Clossin will be eligible to earn Annual Cash Incentive Awards of up to 50% of his base compensation and will be eligible to receive Annual Stock Option and Restricted Stock awards as determined by WesBanco’s Compensation Committee each year.

If Mr. Clossin’s employment is terminated other than for cause, death or mutual agreement, Mr. Clossin will be entitled to an amount equal to the greater of (i) six months of base salary at his then current base rate, or (ii) the base salary he would have received had he continued to be employed pursuant to the Restated Agreement through the end of the term of the Restated Agreement.  If Mr. Clossin’s employment is terminated due to death, his surviving spouse or, in lieu thereof, his estate, shall be entitled to an amount equal to six months of the base salary of his then current base rate.

The Restated Agreement also amended the Original Agreement by converting the original term from a fixed term that ran from November 4, 2013 to April 24, 2014 to a revolving three-year term, with the initial term commencing April 24, 2014 and continuing until April 24, 2017.  The term of the Restated Agreement will automatically extend on each anniversary for an additional year, which will create an ongoing new three-year term, unless either party gives prior notice of non-renewal.  The Restated Agreement also contains other provisions customary to similar agreements, including a provision relating to the non-disclosure of confidential information.

Change in Control Agreement

On April 24, 2014, WesBanco and the Bank entered into a change in control agreement with Mr. Clossin (the “Change in Control Agreement”).  The Change in Control Agreement is for a term of three years, with automatic one-year extensions.  The Change in Control Agreement sets forth certain terms and conditions upon the occurrence of a “change in control event.”  Absent a “change in control event” (as defined in the Change in Control Agreement and summarized below), the Change in Control Agreement does not require WesBanco or the Bank to retain the executive in its employ or to pay any specified level of compensation or benefits.

The Change in Control Agreement provides that if a change in control event of WesBanco or the Bank which employs the employee occurs, WesBanco and the Bank will be obligated to either continue to employ the executive during the time period starting upon the occurrence of a change in control event and ending two years thereafter (the “Term of Employment”) or provide severance as per the Change in Control Agreement as described below.

If, during the Term of Employment, the executive is discharged by WesBanco or the Bank without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to two times (i) the highest rate of the executive’s annual base salary in effect prior to the date of termination, and (ii) the greater of the executive’s average annual bonus over the most recent two years ending prior to the date of termination, or the executive’s bonus established for the annual bonus plan year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive’s family will continue to receive insurance and health care benefits as of the effective date of the change in control event, subject to reduction to avoid duplication with benefits of a subsequent employer.  Under a superseding clause in the Change in Control Agreement, in the event of a termination or severance of the executive's employment subsequent to a change in control event, benefits under the Change in Control Agreement will supersede and replace the benefits under the executive’s Agreement described above.

Generally, and subject to certain exceptions, a “change in control event” is deemed to occur if (a) final regulatory approval is obtained for a party to acquire securities of WesBanco or the Bank representing 20% or more of the combined voting power of WesBanco’s or the Bank’s then outstanding securities; (b) during any two consecutive years, there is a significant change in WesBanco’s or the Bank’s Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of WesBanco’s or the Bank’s assets or certain significant reorganizations, mergers and similar transactions involving WesBanco or the Bank.

If an excise tax under Section 4999 of the Internal Revenue Code applies to these payments, WesBanco will either pay the executive a reduced amount as a lump sum or over an extended period of years such that the net present value of such payments would not cause an excise tax to become due.

The foregoing descriptions of the Agreement and the Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the Change in Control Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, and are incorporated herein by reference.

A copy of the press release issued by WesBanco on April 24, 2014 announcing the management changes described above is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

d)
Exhibits:

10.1 -  Amended and Restated Employment Agreement, dated April 24, 2014, by and between WesBanco Bank, Inc., Todd F. Clossin and WesBanco, Inc.

10.2 -  Change in Control Agreement, dated April 24, 2014, by and among WesBanco, Inc., WesBanco Bank, Inc. and Todd F. Clossin.

99.1 -  Press release of WesBanco issued April 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: April 24, 2014	/s/ Robert H. Young
Robert H. Young
Executive Vice President and Chief Financial Officer